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                                                                   EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We hereby consent to the incorporation by reference in this registration statement on Form S-3 (the "Registration Statement") of Proxim Corporation of our report dated January 21, 2002 relating to financial statements of Proxim, Inc., which appears in its Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


San Jose, California
September 16, 2002